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                                                              EXHIBIT 10.52

             AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         This Amended and Restated Employment Agreement entered into by and between Farah Incorporated (the
    "Company") and Michael R. Mitchell (the "Executive").

         In consideration of the following and mutual covenants and agreements hereinafter set forth, the Company and the Executive do hereby agree as follows:

         1.   Employment.

         (a) The Company hereby employs the Executive and the Executive hereby agrees to serve as an employee of the Company or one or more of its subsidiaries on the terms and conditions set forth herein.

         (b) The employment term shall commence on the date hereof and shall end on March 1, 1996, unless mutually extended in writing by both parties within ninety (90) days prior to the expiration of such term or unless terminated under the provisions of Section 4 hereunder.

         (c) The Executive shall serve as President of Farah U.S.A., Inc. or such other offices as the Board of the Company or its subsidiaries (the "Boards") shall assign and shall perform such duties and responsibilities as may from time to time be prescribed by the Boards, provided that such other duties and responsibilities are consistent with the Executive's position. The Executive shall perform and discharge faithfully, diligently and to the best of his ability such duties and responsibilities and shall devote all of his working time and efforts to the business and affairs of the Company and its subsidiaries.

         (d)  In connection with his employment, the
    Executive shall be based at the Company's El Paso office, or such other location as may be agreeable to both the Company and the Executive.

         2.   Compensation.

         (a) The Company and/or its subsidiaries shall pay to the Executive a minimum annual salary of $225,000, or such additional amounts as the Boards may approve (the "Base Salary"), payable in monthly installments on the last day of each month throughout the term of such employment, subject to Section 4 hereof. The Board, upon review of the Executive's performance and/or the profitability of the Company and its subsidiaries, may pay the Executive a bonus, as the Boards in their sole discretion may determine to be appropriate.
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         (b)  The Company and/or its subsidiaries shall pay
    to the Executive such amounts as may be established under any cash or equity incentive plans approved by the Boards, based upon profit performance or stock values.

         (c) During the term of his employment hereunder, the Executive shall be entitled to participate in or receive benefits under the Company's employee benefit plans and arrangements which are available to senior executive officers of the Company or its subsidiaries.
    Nothing paid to the Executive under any such plans or arrangements shall be deemed to be in lieu of compensation to the Executive hereunder.

         (d)  The Company's agrees to pay the cost of
    premiums for a split-dollar life insurance policy for the Executive on such terms and conditions, and containing such benefits for the Executive and the Company, as the Company's Stock Option and Compensation Committee may deem appropriate. The cost of premiums for such split-dollar life insurance policy shall be not greater than $30,000 per annum, unless otherwise agreed by the Company.

         3.   Unauthorized Disclosure and Activity.

         (a) While employed by the Company and for a period of three (3) years after termination of employment, the Executive shall not, without a written consent of the Board or a person duly authorized thereby, disclose to any person, other than a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive officer of the Company or its subsidiaries, any material confidential information obtained by him while in the employ of the Company or its subsidiaries with respect to any of the products, improvements, license agreements, formulas, designs, methods of manufacture, vendors or customers, the disclosure of which he knows or in the exercise of reasonable care should know, would be damaging to the Company or its subsidiaries; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive) or any information not otherwise considered by the Boards to be confidential. The Executive shall not disclose any confidential information of the type described above, except as may be required by law in connection with any judicial or administrative proceeding or inquiry.

         (b) In addition, the Executive shall not either during the term of this Agreement or within one (1) year following termination of employment from any cause, solicit any employee of the Company or its subsidiaries to terminate his relationship with the Company or its subsidiaries or to influence an employee to seek employment with any competitor of the Company or its subsidiaries.
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         In the event of violation of any of the foregoing,
    the Company or its subsidiaries may seek such redress in law or in equity to which it may be entitled; and Executive agrees that no bond shall be required to obtain any injunctive relief; and shall pay and indemnify the Company or its subsidiaries for any costs and/or reasonable attorney's fees if they are successful in such action.

         4.   Termination.

         (a) The Executive's employment hereunder shall terminate upon his death.

         (b) The Company may terminate the Executive's employment hereunder by giving written Notice of Termination to the Executive in the event of the Executive's incapacity due to physical or mental illness which prevents the proper performance of his duties set forth herein or established pursuant hereto for a substantial portion of any three (3) month period of the Executive's term of employment hereunder.

         (c) The Company may terminate the Executive's employment hereunder for Cause by giving written Notice of Termination to the Executive. For the purpose of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon the Executive's
    (i) willful failure to materially perform and discharge his duties and responsibilities hereunder or any breach by the Executive of the provisions of Section 3 herein, or (ii) misconduct that is materially injurious to the Company or its subsidiaries, or (iii) conviction of a felony involving the personal dishonesty of the Executive or moral turpitude.

         (d) Any termination by the Company pursuant to the subsections (b) or (c) above shall be communicated by written Notice of Termination to the Executive. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination. The date of termination specified in the Notice of Termination shall not be earlier than the date such Notice is delivered or mailed to the Executive.
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         (e)  If the Executive's employment shall be
    terminated by reason of death, his estate shall be paid all sums otherwise payable to the Executive through the end of the month in which his death occurred, and all bonus or other incentive benefits accrued or accruable to the Executive through the end of the month in which his death occurred and the Company and its subsidiaries shall have no further obligations to the Executive under this Agreement. If the Executive's employment is terminated by reason of incapacity, the Executive or person charged with legal responsibility for the Executive's estate shall be paid all sums otherwise payable to the Executive, including all bonus or other benefits accrued or accruable to the Executive through the date of termination specified in the Notice of Termination, together with an amount equal to the annual base salary, to be payable in monthly installments for twelve (12) months, and the Company or its subsidiaries shall have no further obligations to the Executive under this Agreement. If the Executive's employment shall be terminated for Cause, the Company or its subsidiaries shall pay the Executive his Base Salary through the date of termination specified in the Notice of Termination, and the Company and its subsidiaries shall have no further obligations to the Executive under this Agreement.

         (f) In the event of a change in control of the Company, the Executive may terminate his employment during the term of this Agreement, for Good Reason, by giving written notice to the Company which shall set forth in reasonable detail the facts and circumstances constituting Good Reason. The date of termination specified in the notice shall be no earlier than the date such notice is delivered or mailed to the Company. For purposes of this Agreement:

              (i)  A "change in control" of the Company
         shall mean a change in control of a nature that would be required to be reported (assuming each such event has not been "previously reported") in response to Item 1(a) of the current Report on Form 8-K, as in effect on the date hereof, pursuant to
         Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), provided that, without limitation, such a change in control shall be deemed to have occurred at such time as (A) any
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         "person", as such term is used in Section 14(d) of
         the Exchange Act, other than the Company, a wholly-owned subsidiary of the Company or any employee benefit plan of the Company, or its subsidiaries, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% (the "Relevant Percentage") or more of the combined voting power of the Company's common stock; provided, however, the Relevant Percentage shall be 40% solely in respect of any acquisitions of common stock by Marciano Investments, Inc., of any of its affiliates, or (B) individuals who constitute the Board of Directors of the Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for the director without objection to such nomination) shall be, for purposes of this clause (i), considered as though such person were a member of the Incumbent Board. Notwithstanding anything in the foregoing to the contrary, no change in control shall be deemed to have occurred for purposes of this Agreement by virtue of any transaction which results in the Executive, or a group of persons which includes the Executive, acquiring, directly or indirectly, 30% or more of the combined voting power of the Company's common stock.

             (ii)  "Good Reason" shall mean (A) a
         substantial adverse change in the Executive's status or position(s) as an executive officer of the Company or its subsidiaries as in effect immediately prior to the change in control, including, without limitation, any adverse change in the Executive's status or position(s) as a result of a material diminution in duties or responsibilities or the assignment to the Executive of any duties or responsibilities which, in the Executive's reasonable judgment, are inconsistent with such status or position(s) or any removal of the Executive from or any failure to reappoint or reelect the Executive to such position(s) (except in connection with the termination of the Executive's employment for Cause or incapability, as a result of Executive's death, or by Executive other than for Good Reason); (B) a reduction by the Company or its subsidiaries in the Executive's Base Salary as in effect immediately prior to the change in control; or (C) the Executive' s office is moved, without his mutual consent, from the city where the Executive's office is located immediately prior to the change in control, except for required travel on the Company's and it subsidiaries' business to an extent substantially consistent with the business travel obligations which the Executive undertook on behalf of the Company or its subsidiaries prior to the change in control.

         (g) If the Executive's employment is terminated (i) by the Company other than as specified in subsections
    4(b) or 4(c) above (or other than by reason of the Executive's death), or (ii) by the Executive as specified in subsection 4(f) above, the Company and its subsidiaries shall continue to pay monthly, Base Salary
    to Executive for 24 months from termination, and the Company and its subsidiaries shall have no further obligations to the Executive under this Agreement. In addition, if the Executive's employment is terminated after a change in control (i) by the Company other than as specified in subsections 4(b) or 4(c) above (or other than by reason of the Executive's death), or (ii) by the Executive as specified in subsection 4(f) above, the Company shall maintain in full force and effect for the Executive's benefit, for the same period for which severance payments are being made after such termination, all health insurance, long-term disability, life insurance (excluding the split-dollar policy described in
    Section 2(d)  and accidental death and disability
    benefits (collectively, the "Benefits") in which the Executive was entitled to participate immediately prior to the date of the change in control; provided that such continued participation is possible under the general terms and provisions of such programs, plans and arrangements providing for the Benefits; provided further that if the Executive's participation in any such plan, program or arrangement is barred, or any such plan, program or arrangement is discontinued or the Benefits thereunder materially reduced, the Company and its subsidiaries shall arrange to provide the Executive with Benefits substantially similar to those which the Executive was entitled to receive under such plans, programs and arrangements immediately prior to the date of the change in control. The Company shall also make available to the Executive federal group health plan continuation coverage for the period following the period in which Benefits are provided during the severance
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    period.  In addition to the foregoing, if the Executive's
    employment is terminated by the Executive as specified in
    Section 4(f), then in addition to the other amounts payable by the Company pursuant to this Section 4(g), the Company shall pay one additional annual premium for the split-dollar life insurance policy described under
    Section 2(d) unless prior to the date such annual payments is required under the terms of the split-dollar life insurance policy no payment is required because of
    (i) of death of the Executive, except to the extent of unpaid premiums as of the date of death, or (ii) no further premium payments are required under the terms of such policy.

         (h) If the Executive's employment is terminated by the Company without cause, then in addition to any other obligations the Company may have to the Executive pursuant to this Agreement, the Company shall pay one additional annual premium for the split-dollar life insurance policy described under Section 2(d) unless prior to the date such annual payments is required under the terms of the split-dollar life insurance policy no payment is required because of (i) of death of the Executive, except to the extent of unpaid premiums as of the date of death, or (ii) no further premium payments are required under the terms of such policy.

         5. Stock Options Upon Termination. To the extent the Executive is an Optionee (as defined under the Company's 1991 Stock Option and Restricted Stock Plan (the "Plan")), if the Executive's employment is terminated without cause, the Executive may elect to extend the period in which he may exercise his options under the Plan to one (1) year after his termination; provided, however, that if such options are exercised after a period of ninety (90) days after his employment is terminated, such options will become Nonstatutory Options (as defined in the Plan).

         6. Notices. For the purpose of this Agreement, notices and all other communications to either party hereunder provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or mailed by first-class mail or airmail, postage prepaid, addressed:

         in the case of the Company, to:

              Farah Incorporated
              8889 Gateway West
              El Paso, Texas 79925
              P.O. Box 9519

              El Paso, Texas 79985
              Attention: Corporate Secretary

         in the case of the Executive, to:
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              Michael R. Mitchell
              738 Willow Glen Drive
              El Paso, Texas 79922

    or to such other address as either party shall designate by giving written notice of such change to the other party.

         7. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is approved by the Board of Directors of the Company and agreed to in writing signed by the Executive and such officer as may be specifically authorized by the Board of Directors of the Company. No waiver by either party hereto of any breach of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions of this Agreement.
    No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

         8. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         9. Survival. The provision of this Agreement shall not survive the termination of the Executive's employment hereunder, except that the provisions of Sections 3 and 4 hereof shall survive such termination and shall be binding upon the Executive's personal or legal representative, executors, administrators, successors, heirs, distributees, devisees and legatees and except that the provisions of such Section 4 hereof relating to payments and termination of the Executive's employment hereunder shall survive such termination and shall be binding upon the Company and its subsidiaries.

         10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         11.  Entire Agreement.   This Agreement constitutes
    the full agreement and understanding of the parties hereto regarding the employment of the Executive with the Company and its subsidiaries and all prior agreements or understandings are merged herein. This Agreement amends and restates that certain Employment Agreement by and between the Company and the Executive dated as of September 30, 1993.
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         12.  Arbitration and Attorneys' Fees.  Any dispute
    arising in connection with this Agreement shall be finally resolved by arbitration in El Paso, Texas, conducted pursuant to and in accordance with the commercial rules of arbitration of the American Arbitration Association. Any party may request arbitration by sending written notice to the other party. In any such arbitration, the only issues to be considered and determined by the arbitrators shall be issues pertaining to rights and obligations of the parties under this Agreement, and remedies appropriate thereto. The decision and award of the arbitrator(s) shall be final and may be entered in any court having jurisdiction thereof, and application may be made to such court for judicial acceptance and/or an order enforcing such decision and/or award. In the event the arbitrator(s) determine there is a prevailing party in the arbitration, the prevailing party shall recover from the losing party all costs of arbitration, including, but not limited to arbitrator's fees and reasonable attorneys' fees incurred by the prevailing party.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of this 2nd day of August, 1994.

                           FARAH INCORPORATED



                            By:  s/b/ Richard C. Allender

                         Title:  Chairman

                             s/b/ Michael R. Mitchell
                             Michael R. Mitchell,
                             Executive